SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
Date of Report: September 15, 2006
(Date of Earliest Event Reported)
Akorn, Inc.
(Exact Name of Registrant as Specified in its Charter)

Louisiana (State or other Jurisdiction of Incorporation)	0-13976 (Commission File Number)	72-0717400 (I.R.S. Employer Identification No.)
2500 MILLBROOK DRIVE
BUFFALO GROVE, ILLINOIS
(Address of principal executive offices)
(847) 279-6100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Ac (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities
     On September 13, 2006, a holder of warrants to purchase 33,333 shares of Common Stock of Akorn, Inc. (“we,” “our,” “us,” or “Akorn”) at an exercise price of $1.00 per share exercised such warrants by providing us with notice of his election to exercise on a cashless exercise basis. By exercising on a cashless basis, the number of shares of Common Stock that would otherwise be acquired upon the exercise of such warrants was reduced by 9,132, an aggregate value of $33,332 as of the exercise date. Accordingly, such holder was issued 24,201 shares of our Common Stock upon exercise of such warrants.
     On September 15, 2006, a holder of warrants to purchase 3,578,333 shares of Akorn Common Stock at an exercise price of $1.00 per share exercised such warrants by providing us with notice of his election to exercise on a cashless basis. By exercising on a cashless basis, the number of shares of Common Stock that would otherwise be acquired upon the exercise of such warrants was reduced by 949,160, an aggregate value of $3,578,333 as of the exercise date. Also on this date, this same holder of warrants to purchase 1,091,714 shares of Akorn Common Stock at an exercise price of $1.10 per share exercised such warrants by providing us with notice of his election to exercise on a cashless basis. By exercising on a cashless basis, the number of shares of Common Stock that would otherwise be acquired upon the exercise of such warrants was reduced by 318,537, an aggregate value of $1,200,884 as of the exercise date. On this same date, another holder of warrants to purchase 8,333 shares of Common Stock at an exercise price of $1.00 per share exercised such warrants in exchange for cash of $8,333.
     The issuance of the Common Stock upon exercise of the warrants described herein was exempt from registration requirements under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof, because none of the transactions involved a public offering.
     On September 20, 2006, a holder of our Series B 6.0% Participating Convertible Preferred Stock (“Series B Stock”) converted 4,000 shares of Series B Stock plus accrued dividends of $52,781 into 167,696 shares of Common Stock at a conversion price of $2.70 per share. The issuance of Common Stock upon this conversion of Series B Stock was exempt from the registration requirements under the Securities Act of 1933, as amended, pursuant to Section 4(2) and/or Section 3(a)(9) thereof, because the shares of Series B Stock were exchanged for shares of the Common Stock exclusively with such holder and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AKORN, INC.
By:	/s/ Jeffrey A. Whitnell
Jeffrey A. Whitnell
Chief Financial Officer, Treasurer and Secretary

Date: September 21, 2006